Abacus Global Management Increases Annual Dividend 10% to
$0.22 Per Share
~ Board Approves $0.22 Annual Cash Dividend to Shareholders of Record as of
December 1, 2026, Reinforcing Commitment to Shareholder Returns ~
ORLANDO, Fla.--(BUSINESS WIRE)--Abacus Global Management, Inc. (“Abacus” or the “Company”) (NYSE: ABX), a financial services company specializing in alternative asset management, with a focus on longevity-based assets and personalized financial planning, today announced that its Board of Directors has approved an annual cash dividend of $0.22 per share, payable on December 16, 2026, to shareholders of record as of December 1, 2026 (the ex-dividend/record date). This is an increase of 10% from the $0.20 per share paid last year. Under its dividend policy, the Company intends to distribute an annual dividend of up to 25% of adjusted net income.
“Raising our annual dividend by 10% reflects our confidence in the earnings power of this business,” said Jay Jackson, Chairman and Chief Executive Officer. “Our cash generation gives us the flexibility to fund origination demand and continue to scale the platform while returning capital to shareholders.”
Jackson continued, “This increase is one part of a broader capital allocation strategy designed to create long-term shareholder value. With recurring revenues expected to approach 70% of total revenue over time, our goal is a durable, cash-generating business that compounds growth and rewards shareholders directly.”
Abacus expects to fund the annual dividend through cash on hand and free cash flow. The Company’s capital allocation strategy is designed to balance continued investment in origination growth, technology, and potential acquisitions with the return of capital to shareholders through an annual dividend and share repurchases.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof; Abacus’s ability to successfully effect those strategies, and the expected results therefrom; projections of future earnings and expected capital; Abacus’ ability to generate future cash flows; securitization schedules and timing; future demand for Abacus’ products and services; and the reliability of the Company’s fund structures and corresponding market confidence and expectations. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” "intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to:  the potential impact of our business relationships, including with our employees, customers and competitors; changes in general economic and business conditions, including changes in the financial markets; political instability both in the U.S. and abroad, to include political violence, terrorism, and war; weakness or adverse changes in the level of activity in our sector or the sectors of our affiliated companies, which may be caused by, among other things, high or increasing interest rates, or a weak U.S. economy; significant competition that our operating subsidiaries face; compliance with extensive government regulation; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Dividend Policy
Abacus maintains a dividend policy designed to balance consistent shareholder returns with strategic growth investments.
Under the policy, the Board of Directors will evaluate opportunities to return capital to shareholders through dividends. Dividend decisions will be based on several factors including operating cash flow generation, capital requirements for portfolio growth, regulatory considerations, and strategic investment opportunities across the Company's business verticals.

The policy provides the Board with flexibility to declare dividends when appropriate while maintaining adequate liquidity to support portfolio origination and business expansion. While the Company intends to follow this dividend framework, specific dividend declarations remain at the Board's discretion based on business conditions.
About Abacus
Abacus Global Management (NYSE: ABX) is a financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovation, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.
For more information, please visit www.abacusgm.com.

Investor Relations
David Jackson – Head of Investor Relations
david@abacusgm.com
(321) 299-0716
Public Relations
press@abacusgm.com